EXHIBIT 10.29
                                                                   -------------


                        FINANCING AND SECURITY AGREEMENT
                        --------------------------------



                                  BY AND AMONG

                       THE CIT GROUP/BUSINESS CREDIT, INC.

                                  (AS LENDER),



                         SUPERIOR PHARMACEUTICAL COMPANY

                                  (AS BORROWER)



                                       AND



                               RXBAZAAR.COM, INC.

                                 (AS GUARANTOR)





                            DATED: FEBRUARY 23, 2001
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                                TABLE OF CONTENTS
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                                                                           Page
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Section 1. Definitions.......................................................1
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Section 2. Conditions Precedent.............................................15
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Section 3. Revolving Loans..................................................19
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Section 4. Intentionally Omitted............................................22
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Section 5. Intentionally Omitted............................................22
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Section 6. Collateral.......................................................22
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Section 7. Representations, Warranties and Covenants........................25
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Section 8. Interest, Fees and Expenses......................................32
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Section 9. Powers...........................................................38
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Section 10. Events of Default and Remedies..................................38
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Section 11. Termination.....................................................42
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Section 12. Miscellaneous...................................................42
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SCHEDULES
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Schedule 1    Collateral Information
Schedule 2    List of 120-Day Debtors
Schedule 3    Description of Subordinated Debt
Schedule 4 Description of Equipment to be Purchased with Purchase Money Indebtedness
Schedule 5 Permitted Dividends and Distributions and Permitted Management and Consulting Fees
Schedule 6    Majority Shareholders
Schedule 7    Permitted Indebtedness
Schedule 8    Insider Transactions
Schedule 9    Equity Investors
Schedule 10   Permitted Encumbrances
Schedule 11   DEA Licenses


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            THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, with offices located at 1211 Avenue of the Americas, New York, New York 10036 (hereinafter "CIT"), is pleased to confirm the terms and conditions under which CIT shall make revolving loans and other financial accommodations to RXBAZAAR.COM, INC., a Delaware corporation with a principal place of business at 11895 Kemper Springs Drive, Cincinnati, Ohio 45240 ("Guarantor") and SUPERIOR PHARMACEUTICAL COMPANY, an Ohio corporation with a principal place of business at 1385 Kemper Meadow Drive, Cincinnati, Ohio 45240. ("Company"; Guarantor and Company are sometimes referred to herein jointly and severally as the "Debtor").

SECTION 1.  DEFINITIONS.

            "ACCOUNTS" shall mean all of the Debtor's now existing and future:
(a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to CIT), including, without limitation, all accounts created by, or arising from, all of the Debtor's sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under any of the Debtor's trade names or styles, or through any of the Debtor's divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Debtor, and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

            "ACQUISITION" shall have the meaning ascribed to such term in
Section 2 (q) of this Financing Agreement.

            "ADMINISTRATIVE MANAGEMENT FEE" shall mean the sum of $24,000.00 which shall be paid to CIT in accordance with Section 8, paragraph 8.8 hereof to offset the expenses and costs (excluding Out-of-Pocket Expenses and auditor fees) of CIT in connection with administration, record keeping, analyzing and evaluating the Collateral.

            "AFFILIATE" shall mean, as applied to any Person, any other Person
(a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, (b) that directly or beneficially owns or holds five percent (5%) or more of any class of the voting stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) of such Person or (c) five percent (5%) or more of whose voting stock (or in the case of a Person which is not a corporation, five percent (5%) or
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more of the equity interest) is owned directly or beneficially or held by such
Person. Notwithstanding the foregoing, DynaGen, Inc., a Delaware corporation, shall not be deemed to be an Affiliate of the Debtor.

            "ANNIVERSARY DATE" shall mean the date occurring three (3) year(s) from the Closing Date and the same date in every year thereafter.

            "AVAILABILITY" shall mean at any time the amount by which: (a) the Borrowing Base exceeds (b) the sum of (i) the outstanding aggregate amount of all Obligations (excluding accrued, unpaid but not overdue interest), including without limitation, all Obligations (excluding accrued, unpaid but not overdue interest) with respect to Revolving Loans, and (ii) the Availability Reserve.

            "AVAILABILITY RESERVE" shall mean the sum of (a) the Minimum Availability Reserve, plus (b) (i) one (1) month rental payments or similar charges for any of the Company's leased premises or other Collateral locations for which the Company has not delivered to CIT a landlord's waiver in form and substance reasonably satisfactory to CIT, plus (ii) three (3) months estimated payments plus any other past due fees or charges owing by the Company to any applicable warehousemen or third party processor (as determined by CIT in its reasonable business judgment), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to CIT of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or
(z) any change in the amount of rental, storage or processor payments or similar charges; (c) commencing six (6) months prior to the scheduled maturity of the Subordinated Debt, an amount equal to one-sixth of the outstanding principal, accrued but unpaid interest and other sums owed in connection with the Subordinated Debt (the "Sub Debt Reserve Increment") and each month thereafter for the following five months such reserve shall increase by the Sub Debt Reserve Increment; (d) any reasonable reserve which CIT may reasonably require from time to time pursuant to this Financing Agreement; and (e) such other reasonable reserves as CIT deems necessary in its reasonable judgment as a result of (i) negative forecasts and/or trends in the Company's business, industry, prospects, profits, operations or financial condition or (ii) other issues, circumstances or facts that could otherwise negatively impact the Company, its business, prospects, profits, operations, industry, financial condition or assets.

            "BORROWING BASE" shall mean the sum of (a) eighty-two percent (82%) of the Company's aggregate outstanding Eligible Accounts Receivable, provided, however, that if the then Dilution Percentage is greater than five percent (5.0%), then the rate of advance herein shall be reduced by the amount such Dilution Percentage exceeds five percent (5.0%), plus (b) the lesser of the sum of sixty percent (60%) of the aggregate value of the Company's Eligible Inventory, in each case, valued at the lower of cost or market value (but not greater than eighty-one and 41/100 percent (81.41%) of net orderly liquidation appraised value), on a first in, first out basis, or (ii) the Inventory Loan Cap. In the event that the Dilution Percentage decreases significantly, then CIT may, in its sole and absolute discretion, increase the foregoing Eligible Accounts Receivable advance rate of eighty-two percent (82%) to a percentage determined by CIT, but in no instance shall such percentage exceed eighty-five percent (85%). In the event that in any Fiscal Year the Debtor's net income (exclusive of extraordinary non-recurring income and gains and net of any dividends or distributions paid to the Guarantor) is less than $750,000.00,

                                      -2-
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then the foregoing Eligible Inventory advance rate shall automatically be reduced from sixty percent (60%) to fifty percent (50%).

            "BUSINESS DAY" shall mean any day on which CIT and The Chase Manhattan Bank are open for business.

            "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate expenditures of the Company during such period on account of, property, plant, equipment or similar fixed assets that in conformity with GAAP, are required to be reflected in the balance sheet of the Company.

            "CAPITAL LEASE" shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Company.

            "CASH EQUIVALENTS" shall mean:

            (a) marketable direct obligations issued or guaranteed by the United States of America or any agency thereof, maturing no more than one year after the date of acquisition thereof; and

            (b) certificates of deposit or time deposits, maturing no more than 180 days after the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having a rating not lower than AA or the equivalent thereof from Standard & Poor's Corporation or Moody's Investors Service, Inc.

            "CHASE BANK RATE" shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

            "CHASE BANK RATE LOANS" shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

            "CLOSING DATE" shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to CIT.

            "COLLATERAL" shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate, Pledged Stock of the Company and the Company's subsidiaries and Other Collateral.

            "COLLECTION DAYS" shall mean three (3) Business Days to provide for the deposit, clearance and collection of checks or other instruments representing the proceeds of Collateral, the amount of which has been credited to the Company's Revolving Loan Account, and for which interest may be charged on the aggregate amount of such deposits, at the rate provided for in Paragraph
8.1 of Section 8 of this Financing Agreement.

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            "COMMITMENT LETTER" shall mean the Commitment Letter, dated
September 28, 2000, issued by CIT to, and accepted by, the Company.

            "CONSOLIDATED BALANCE SHEET" shall mean a consolidated or compiled, as applicable, balance sheet for the Debtor and its consolidated Subsidiaries, eliminating all transactions among the Debtor and its consolidated Subsidiaries and prepared in accordance with GAAP.

            "CONSOLIDATED PROFIT AND LOSS STATEMENT" shall mean a consolidated or compiled, as applicable, profit and loss statement for the Debtor and its consolidated Subsidiaries, eliminating all transactions among the Debtor and its consolidated Subsidiaries and prepared in accordance with GAAP.

            "CONSOLIDATING BALANCE SHEET" shall mean a Consolidated Balance Sheet plus individual balance sheets for the Debtor and its consolidated Subsidiaries, showing all eliminations of transactions among the Debtor and its consolidated Subsidiaries, including a balance sheet for each of the Debtor and the Guarantor exclusively, all prepared in accordance with GAAP.

            "CONSOLIDATING PROFIT AND LOSS STATEMENT" shall mean a Consolidated Profit and Loss Statement plus individual profit and loss statements for the Debtor and its consolidated Subsidiaries, showing all eliminations of transactions among the Debtor and its consolidated Subsidiaries, including a profit and loss statement for each Debtor exclusively, all prepared in accordance with GAAP.

            "CONTROLLED SUBSTANCE" shall mean a drug or any other substance or precursor thereof, defined as a "controlled substance" pursuant to federal law or regulation, including, without limitation, controlled substances as defined pursuant to 21 U.S.C. ss. 802.

            "COPYRIGHTS" shall mean all present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

            "CURRENT ASSETS" shall mean those assets of the Company which, in accordance with GAAP, are classified as current.

            "CURRENT LIABILITIES" shall mean those liabilities of the Company which, in accordance with GAAP, are classified as "current," provided however, that, notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities."

            "DEA LICENSES" shall have the meaning ascribed to such term in
Section 7.14 of this Financing Agreement.

            "DEBTOR" shall mean the Company and the Guarantor, jointly and severally.

            "DEFAULT" shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

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            "DEFAULT RATE OF INTEREST" shall mean a rate of interest per annum on any Obligations hereunder, equal to the sum of (a) two percent (2%) and (b) the applicable increment over the Chase Bank Rate (as set forth in paragraph 8.1 hereof) plus the Chase Bank Rate or the applicable increment over the LIBOR Rate (as set forth in paragraph 8.14 hereof) plus the LIBOR Rate, which CIT shall be entitled to charge the Company on all Obligations due CIT by the Company, as further set forth in Paragraph 10.2 of Section 10 of this Financing Agreement.

            "DEPOSITORY ACCOUNTS" shall mean the collection accounts, which are subject to CIT's instructions, as specified in Paragraph 3.4 of Section 3 of this Financing Agreement.

            "DILUTION PERCENTAGE" shall mean, as of anytime of calculation, the then sum of the Company's credits, claims, allowances, discounts, write-offs, contras, offsets and deductions divided by the then sum of the Company's sales of Inventory, all calculated on a rolling ninety (90) day basis, as determined and calculated by CIT from time to time.

            "DOCUMENTS OF TITLE" shall mean all present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

            "EARLY TERMINATION DATE" shall mean the date on which the Company terminates this Financing Agreement or the Revolving Line of Credit which date is prior to an Anniversary Date.

            "EARLY TERMINATION FEE" shall: (a) mean the fee CIT is entitled to charge the Company in the event the Company terminates the Revolving Line of Credit or this Financing Agreement on a date prior to an Anniversary Date; and
(b) be determined by multiplying the Revolving Line of Credit by (x) three percent (3%) if the Early Termination Date occurs on or before one (1) year from the Closing Date, (y) two percent (2%) if the Early Termination Date occurs after one (1) year from the Closing Date but on or before two (2) years from the Closing Date; (z) one percent (1%) if the Early Termination Date occurs after two (2) years from the Closing Date but on or before three (3) years from the Closing Date; and (zz) one-half of one percent (0.5%) if the Early Termination Date occurs after three (3) years from the Closing Date but prior to an Anniversary Date.

            "EBITDA" shall mean, for any period, the sum of net income for such period plus, to the extent deducted in determining net income for such period, the aggregate amount of Interest Expense and income tax expense for such period, and all depreciation, amortization, non-cash extraordinary losses and other non-cash charges for such period, minus, to the extent included in determining net income for such period, (i) the aggregate amount of extraordinary or non-recurring income for such period and (ii) any other income that does not arise in the ordinary course of business, all determined in accordance with GAAP on a consistent basis.

            "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean the gross amount of the Company's Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT, which conform to the warranties contained herein and which, at all times, continue to be acceptable to CIT in the exercise of its reasonable judgment, less,

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without duplication, the sum of (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which the Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to CIT's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to CIT) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or (y) to customers residing in Canada provided such Accounts do not exceed $500,000.00 in the aggregate at any one time; (iii) Accounts that remain unpaid more than ninety (90) days from invoice date (or, with respect to those debtors listed on Schedule 2 attached hereto, one hundred twenty (120) days from invoice date provided that the Eligible Accounts Receivable with respect to such
Schedule 2 debtors that are unpaid more than ninety (90) days from invoice date shall not exceed an aggregate amount of $350,000.00 or, with respect to debtors not listed on Schedule 2 attached hereto, one hundred twenty (120) days from invoice date provided that the Eligible Accounts Receivable with respect to such non-Schedule 2 debtors that are unpaid more than ninety (90) days from invoice date shall not exceed an aggregate amount of $100,000.00), but in no event more than sixty (60) days from due date; (iv) contra accounts; (v) sales to a Company or to any Subsidiary, or to any company affiliated with the Company in any way which are not part of an arm's-length transaction; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to CIT or has a credit rating unacceptable to CIT; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date; (ix) sales to any customer and/or its Affiliates to the extent such sales (but only such sales) exceed at any one time twenty percent (20%) or more of all Eligible Accounts Receivable; (x) sales to DynaGen, Inc.; (xi) prebilled receivables and receivables arising from progress billing; (xii) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xiii) sales not payable in United States currency; and (xiv) any other reasons deemed necessary by CIT in its reasonable judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of CIT.

            "ELIGIBLE INVENTORY" shall mean the gross amount of the Company's Inventory that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT and which conforms to the warranties contained herein and which, at all times continues to be acceptable to CIT in the exercise of its reasonable judgment, less, without duplication, any (a) work-in-process, (b) supplies (other than raw materials), (c) Inventory not present in the United States of America, (d) Inventory returned or rejected by the Company's customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to the Company's suppliers, (e) Inventory in transit to third parties (other than the Company's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a

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notice of security interest agreement (in form and substance satisfactory to
CIT) and CIT shall have a first priority perfected security interest in such Inventory, and (f) less any reserves required by CIT in its reasonable discretion, including without limitation for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

            "EQUIPMENT" shall mean all present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

            "EUROCURRENCY RESERVE REQUIREMENTS" for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal fraction) in effect with respect to CIT and/or any present or future lender or participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by CIT and/or any such lenders or participants (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%).

            "EVENT(S) OF DEFAULT" shall have the meaning provided for in Section 10 of this Financing Agreement.

            "FISCAL QUARTER" shall mean, with respect to the Company, each three
(3) month period ending on March 31, June 30, September 30, and December 31 of each Fiscal Year.

            "FISCAL YEAR" shall mean each twelve (12) month period commencing on January 1st of each year and ending on the following December 31st.

            "FIXED CHARGE COVERAGE RATIO" shall mean, for the relevant period, the ratio determined by dividing (i) the Debtor's EBITDA for such period, by
(ii) the sum of (a) the Debtor's Interest Expense paid or due during such period, plus (b) the principal amount of mandatory Indebtedness repaid or scheduled to be repaid during such period (including the portion of payments made during such period under Capital Leases that are allocable to the repayment of principal), plus (c) the Debtor's Capital Expenditures made during such period which were not financed, plus (d) all mandatory dividends and other distributions of a similar nature made in cash by Debtor to anyone other than the Company or the Guarantor during such

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period, plus (e) all of the Debtor's federal, state and local income tax expenses due and payable during such period.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Company modifies its accounting principles and procedures as applied as of the Closing Date, the Company shall provide such statements of reconciliation as shall be in form and substance acceptable to CIT.

            "GENERAL INTANGIBLES" shall mean all present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, trade names, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs,
(c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between the Debtor and any licensee of any of the Debtor's General Intangibles.

            "GUARANTY" shall mean the Guaranty executed and delivered by the Guarantor.

            "INDEBTEDNESS" shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

            "INSURANCE PROCEEDS" shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

            "INTEREST EXPENSE" shall mean, for any period, all interest expense paid (whether subsequently capitalized or not) including, without limitation, the interest portion of payments under Capital Leases.

            "INTEREST PERIOD" shall mean:

            (a) with respect to any initial request by the Company for a LIBOR Loan, a one month, two month or three month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two or three months thereafter, as applicable; and

            (b) thereafter with respect to any continuation of, or conversion to, a LIBOR Loan, at the option of the Company, any one month, two month or three month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two or three months thereafter,

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                        as applicable; provided that, the foregoing provisions
                        relating to Interest Periods are subject to the following:

                        (i) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                        (ii) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

                        (iii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) Chase Manhattan Bank quotes an applicable rate or CIT determines LIBOR, as provided in the definition of LIBOR, (y) the LIBOR determined by Chase Manhattan Bank or CIT will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the earlier of Anniversary Date or the last day of the then current term of this Financing Agreement. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the Company shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Chase Bank Rate.

            "INVENTORY" shall mean all of the Debtor's present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods and all proceeds thereof of whatever sort.

            "INVENTOR LOAN CAP" shall mean the amount of $6,300,000.

            "LIBOR" shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (a) at CIT's election (i) the applicable LIBOR quoted to CIT by The Chase Manhattan Bank (or any successor thereof), or (ii) the rate of interest determined by CIT at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that, if at least two such offered rates appear on the Telerate System at Page 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by CIT) will be the rate used; divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of

Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period.

            "LIBOR LENDING OFFICE" with respect to CIT, shall mean the office of The Chase Manhattan Bank, or any successor thereof, maintained at 270 Park Avenue, New York, NY 10017, or such other address as CIT may provide to the Company in writing.

            "LIBOR LOAN" shall mean any loans made pursuant to this Financing Agreement which are made or maintained at a rate of interest based upon LIBOR, provided that (i) no Default or Event of Default has occurred hereunder, which has not been waived in writing by CIT, and (ii) no LIBOR Loan shall be made with an Interest Period that ends subsequent to an Anniversary Date or any applicable Early Termination Date.

            "LINE OF CREDIT" shall mean the aggregate commitment of CIT to make Revolving Loans pursuant to Section 3 of this Financing Agreement, in the maximum aggregate amount equal to $12,500,000.00.

            "LOAN DOCUMENTS" shall mean this Financing Agreement, the Revolving Loan Promissory Note, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

            "LOAN FACILITY FEE" shall mean the fee payable to CIT in accordance with, and pursuant to, the provisions of Paragraph 8.6 of Section 8 of this Financing Agreement.

            "MINIMUM AVAILABILITY RESERVE" shall mean the sum of $1,000,000.00, provided however, (i) if subsequent to the Closing Date the Company obtains a cash equity investment in an amount not less than $2,500,000.00 and the Company does not directly or indirectly apply all or any portion of such equity investment to the full or partial payment or prepayment of the Subordinated Debt or to the indebtedness evidenced by the Promissory Notes described in Schedule 7 attached hereto, and if no Event of Default exists, then the Minimum Availability Reserve shall be reduced by $500,000.00 and/or (ii) upon CIT's receipt and satisfactory review of the audited unqualified Consolidated Profit and Loss Statements and Consolidating Profit and Loss Statements of the Debtor for the twelve month fiscal period ending December 31, 2001, and provided that such Profit and Loss Statements disclose a minimum net income (net of extraordinary and non-recurring income) for the period then ending of at least $2,236,500.00 and further provided that no Event of Default exists, the Minimum Availability Reserve shall be reduced by $500,000.00. If the Company satisfies the Minimum Availability Reserve reduction requirements set forth in clauses (i) and (ii), then the Minimum Availability Reserve shall be zero.

            "MINIMUM BORROWING AMOUNT" shall mean Three Million and 00/100 ($3,000,000.00) Dollars.

            "OBLIGATIONS" shall mean all loans, advances and extensions of credit made or to be made by CIT to the Company or to others for the Company's account (including, without limitation, all Revolving Loans); any and all indebtedness and obligations which may at any time be owing by the Company to CIT howsoever arising, whether now in existence or incurred by the Company from time to time hereafter, whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of the Company's Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to CIT for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CIT by the Company under any Loan Document or under any other agreement or arrangement now or hereafter entered into between the Company and CIT; indebtedness or obligations incurred by, or imposed on, CIT as a result of environmental claims arising out of the Company's operations, premises or waste disposal practices or sites in accordance with paragraph 7.7 hereof, the Company's liability to CIT as maker or endorser of any promissory note or other instrument for the payment of money; the Company's liability to CIT under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CIT may make or issue to others for the Company's account, CIT's acceptance of drafts or CIT's endorsement of notes or other instruments for the Company's account and benefit; and any and all indebtedness, liabilities or obligations of every kind, nature and description owing by the Company to any affiliate of CIT.

            "OPERATING LEASES" shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

            "OTHER COLLATERAL" shall mean all now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all cash and other monies and property in the possession or control of CIT; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

            "OUT-OF-POCKET EXPENSES" shall mean all of CIT's present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: a field exam fee in an amount equal to $750.00 per person per day (not to exceed the sum of $21,000.00 per year plus out-of-pocket expenses, except during the continuance of an Event of Default, in which event there shall be no maximum field exam fee), the cost of record searches, all costs and expenses incurred by CIT in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on CIT due to returned items and "insufficient funds" of deposited checks and CIT's standard fees relating thereto, travel, lodging and similar expenses of CIT's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable counsel fees and disbursements, fees and taxes relative to the filing of financing statements and all expenses, costs and fees set forth in Paragraph 10.3 of Section 10 of this Financing Agreement.

            "OVERADVANCE RATE" shall mean a rate equal to one-half of one percent (1/2%) per annum in excess of the applicable contract rate of interest determined in accordance with Section 8, Paragraph 8.1 (a) of this Financing Agreement.

            "OVERADVANCES" shall mean the amount by which (a) the sum of all outstanding Revolving Loans and advances made hereunder exceed (b) the Borrowing Base.

            "PATENTS" shall mean all of the Debtor's present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Debtor, and all income, royalties, cash and non-cash proceeds thereof.

            "PERMITTED ENCUMBRANCES" shall mean: (a) liens existing on the date hereof on specific items of Equipment and other liens expressly permitted, or consented to in writing by CIT; (b) Purchase Money Liens; (c) liens of local or state authorities for franchise or other like Taxes not overdue; (d) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens and with respect to which adequate reserves or other appropriate provisions are being maintained by the Debtor in accordance with GAAP); (e) deposits made (and the liens thereon) in the ordinary course of business of the Debtor (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate
(A) do not materially interfere with the occupation, use or enjoyment by the Debtor of its business or property so encumbered and (B) in the reasonable business judgment of CIT do not materially and adversely affect the value of such Real Estate; and (g) liens granted CIT by the Debtor; (h) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $100,000.00 (other than liens bonded or insured to the reasonable satisfaction of CIT); (i) tax liens which are not yet due and payable or which are being diligently contested in good faith by the Debtor by appropriate proceedings, and which liens are not (x) filed on any public records, (y) other than with respect to Real Estate, senior to the liens of CIT (other than statutory liens that automatically obtain priority by operation of law) or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in paragraph 7.6 hereof, (j) liens permitted pursuant to the Subordination Agreement and (k) liens described in Schedule 10 attached hereto.

            "PERMITTED INDEBTEDNESS" shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Subordinated Debt; (d) Indebtedness arising under the Letters of Credit and this Financing Agreement;
(e) deferred Taxes and other expenses incurred in the ordinary course of business; (f) the indebtedness described in Schedule 7, attached hereto and (g) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CIT or otherwise disclosed to CIT in writing prior to the Closing Date.

            "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party, or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

            "PRINCIPALS" shall mean Robert Cusick, Dhananjay G. Wadekar and James Stahly.

            "PURCHASE MONEY LIENS" shall mean liens on any item of Equipment acquired after the date of this Financing Agreement, as more particularly described on Schedule 4 attached hereto, provided that (a) each such lien shall attach only to the property to be acquired, (b) a description of the Equipment so acquired is furnished to CIT, and (c) the debt incurred in connection with such acquisitions shall not exceed $500,000.00 during the 2001 Fiscal Year, $200,000.00 during the 2002 Fiscal Year or $200,000.00 during the 2003 Fiscal Year.

            "REAL ESTATE" shall mean the Debtor's fee and/or leasehold interests in the real property, including any such real property which has been, or will be, encumbered, mortgaged, pledged or assigned to CIT or its designee.

            "REVOLVING LINE OF CREDIT" shall mean the aggregate commitment of CIT to make loans and advances pursuant to Section 3 of this Financing Agreement, in the maximum aggregate amount equal to the sum of $12,500,000.00, as the same may from time to time be reduced by mutual written agreement of the Company and CIT.

            "REVOLVING LOAN ACCOUNT" shall mean the account on CIT's books, in the Company's name, in which the Company will be charged with all Obligations under this Financing Agreement.

            "REVOLVING LOAN PROMISSORY NOTE" shall mean the Revolving Loan Promissory Note dated as of the date hereof, made by the Company and payable to the order of CIT, in the original principal amount of $12,500,000.00, as such Note may from time to time be amended, restated, increased, extended or otherwise modified.

            "REVOLVING LOANS" shall mean the loans and advances made, from time to time, to or for the account of the Company by CIT pursuant to Section 3 of this Financing Agreement.

            "SUBORDINATED DEBT" shall mean the debt due a Subordinating Creditor (and the note(s) evidencing such) which is more particularly described in
Schedule 3 attached hereto and which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Company to CIT.

            "SUBORDINATING CREDITOR" shall mean, collectively, Finova Mezzanine Capital, Inc. f/k/a Sirrom Capital Corp., Argosy Investment Partners, L.P. f/k/a Odyssey Investment Partners, L.P. and any other party hereafter executing a Subordination Agreement.

            "SUBORDINATION AGREEMENT" shall mean the agreement (in form and substance satisfactory to CIT) among the Company, a Subordinating Creditor and CIT pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of the Company's Obligations to CIT.

            "SUBSIDIARY" shall mean, at any time, any corporation, limited liability company, association, trust or other business entity of which more than fifty percent (50%) of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other governing body of such entity (irrespective of whether at the time stock or other equity interests of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Debtor, or any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by the Debtor.

            "TANGIBLE NET WORTH" shall mean, at any date of determination, the difference between Total Assets minus (without limitation and without duplication of deductions from Total Assets or Total Liabilities) the sum of (A) Total Liabilities of the Debtor and its consolidated Subsidiaries plus (B) any reserves established by the Debtor and its consolidated Subsidiaries for anticipated losses or expenses plus (C) the amount if any, of all intangible assets including any leasehold rights, the amount of any investment in any affiliate or other entity including a consolidated Subsidiary, goodwill (including any amounts, however designated on the balance sheet, representing the cost of acquisition of business and investment in excess of underlying tangible assets), trademarks, trademark rights, trade name rights, copyrights, patents, patent rights, licenses, unamortized debt discounts, marketing expenses, deferred financing costs, customer and/or mailing lists plus (D) all amounts due from employees, officers, directors, Affiliates and Subsidiaries, all of which shall be determined in accordance with GAAP, on a consistent basis with the latest audited financial statements of the Debtor.

            "TAXES" shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Debtor with respect to its business, operations, Collateral or otherwise.

            "TOTAL ASSETS" shall mean consolidated total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Debtor and its Subsidiaries.

            "TOTAL LIABILITIES" shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Debtor.

            "TRADE ACCOUNTS RECEIVABLE" shall mean that portion of the Company's Accounts which arises from the sale of inventory or the rendition of services in the ordinary course of the Company's business.

            "TRADEMARKS" shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications, trade names, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

            "UCC" shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New York.

            "WORKING CAPITAL" shall mean Current Assets in excess of Current Liabilities.

            "WORKING DAY" shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

            All other terms that are used but not otherwise defined herein shall, if the context so indicates, have the meanings, if any, ascribed to such terms in the UCC.

SECTION 2.  CONDITIONS PRECEDENT.

            The obligation of CIT to make the initial loans hereunder is subject to the satisfaction of, extension of or waiver of in writing, on or prior to, the Closing Date, the following conditions precedent:

            (a) Lien Searches. CIT shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CIT for all locations presently occupied or used by the Company.

            (b) Casualty Insurance. The Company shall have delivered to CIT evidence satisfactory to CIT that casualty insurance policies listing CIT as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.5 of Section 7 of this Financing Agreement.

            (c) UCC Filings. Any financing statements required to be filed in order to create, in favor of CIT, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of CIT a perfected lien on the Collateral. CIT shall have received acknowledgment copies of all such filings (or, in lieu thereof, CIT shall have received other evidence satisfactory to CIT that all such filings have been made) and CIT shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

            (d) Board Resolution. CIT shall have received a copy of the resolutions of the Board of Directors of the Debtor authorizing the execution, delivery and performance of (i) this Financing Agreement and (ii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Debtor as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Debtor as to the incumbency and signature of the officers of the Debtor executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

            (e) Corporate Organization. CIT shall have received (i) a copy of the Certificate of Incorporation of the Debtor certified by the Secretary of State of the state of its incorporation, and (ii) a copy of the By-Laws of the Debtor certified by the Secretary or Assistant Secretary thereof, all as amended through the date hereof.

            (f) Officer's Certificate. CIT shall have received an executed Officer's Certificate of the Debtor, satisfactory in form and substance to CIT, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) the Debtor is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

            (g) Opinions. Counsel for the Debtor shall have delivered to CIT opinions satisfactory to CIT opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws,
(iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with CIT: (x) this Financing Agreement, the Guaranty, Stock Pledges and all other Loan Documents of the Company and the Guarantor are (A) valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, and (C) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Company or the Guarantor or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other contract to which the Company or the Guarantor are signatories or by which the Company or the Guarantor or their assets are bound; and (y) the provisions of all federal and state securities laws, Bulk Sales Law and the Hart-Scott-Rodino Anti-Trust Improvements Act have been fully complied with or that compliance is not legally required and the reasons supporting such non-compliance. In addition, counsel for the Company shall have been delivered to CIT a solvency opinion and a fairness opinion, each in form and substance satisfactory to CIT. In addition, counsel to the Subordinating Creditor(s) shall have delivered an opinion satisfactory to CIT that the Subordination Agreement(s) have been duly authorized, executed and delivered and constitute valid and binding agreements enforceable against such Subordinating Creditor(s) in accordance with the terms thereof.

            (h) Absence of Default. No Default or Event of Default shall have occurred and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Company or the Company's Subsidiaries.

            (i) Legal Restraints/Litigation. As of the Closing Date, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Debtor or its assets, by any agency, division or department of any county, city, state or federal government arising out of the Acquisition or this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the Acquisition or the consummation of the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Debtor or its assets, which, in the opinion of CIT, if adversely determined, could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Debtor.

            (j) Subordination Agreement. The Subordinating Creditor shall have executed and delivered to CIT a Subordination Agreement, in form and substance satisfactory to CIT, subordinating the debt due the Subordinating Creditor by the Debtor to the prior payment and satisfaction of the Obligations of the Debtor.

            (k) Pledge Agreement. Guarantor and/or the Company, as the case may be, shall (i) execute and deliver to CIT a pledge and security agreement pledging to CIT as additional collateral for the Obligations of the Company not less than 100% of the issued and outstanding stock of the Company and not less than 100% of the stock of all subsidiaries of the Company and, (ii) deliver to CIT the stock certificates evidencing such stock together with duly executed stock powers (undated and in-blank) with respect thereto, all in form and substance satisfactory to CIT.

            (l) Unlimited Guaranty. The Guarantor shall execute and deliver to CIT the Guaranty of the Obligations.

            (m) Additional Documents. The Company and the Guarantor shall have executed and delivered to CIT all Loan Documents necessary to consummate the lending arrangement contemplated between the Company and CIT.

            (n) Disbursement Authorization. The Company shall have delivered to CIT all information necessary for CIT to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to CIT.

            (o) Examination & Verification. CIT shall have completed, to its satisfaction, an examination and verification of the Accounts, Inventory, financial statements, books and records of the Company which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing, the Company shall have an opening additional Availability of at least $1,000,000.00, as evidenced by a Borrowing Base certificate delivered by the Company to CIT as of the Closing Date, all as more fully required by the CIT Commitment Letter. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Company's business and consistent with its past practice.

            (p) Depository Accounts. The Company shall have established a system of lockbox and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as shall be acceptable to CIT in all respects. Such accounts shall be subject to three party agreements (between the Company, CIT and the depository bank), which shall be in form and substance satisfactory to CIT.

            (q) Acquisition. The Guarantor shall have (i) consummated its acquisition of all of the issued and outstanding stock of Superior (herein the "Acquisition"), (ii) delivered to CIT a fully executed copy of the Agreement and Plan of Merger with respect to the Acquisition, which shall be in form and substance satisfactory to CIT, (iii) delivered to CIT copies of all supporting documentation provided to the Company in connection with the Acquisition, including, without limitation, all materials provided to the Company pursuant to
Section 3.26 (Certain DEA

Matters) of the Agreement and Plan of Merger and (iv) delivered to CIT a Collateral Assignment of the Company's rights (including the rights acquired by RxBazaar.com Acquisition Corp.) pursuant to the Agreement and Plan of Merger and the written consent of DynaGen, Inc. to such collateral assignment, all in form and substance satisfactory to CIT.

            (r) Liquidation Assistance. CIT shall have received fully executed Liquidation Assistance Agreements, in form and substance satisfactory to CIT, from the following individuals: Dhananjay G. Wadekar, Robert Cusick and James W. Stahly.

            (s) Financial Statements. CIT shall have received, reviewed and been satisfied with (i) the audited Consolidating Balance Sheets of DynaGen, Inc. for the fiscal year ending December 31, 1999, (ii) the pro forma Consolidating Balance Sheets of DynaGen, Inc. prior to and immediately after the Acquisition.

            (t) Equity Investment. The Debtor shall provide CIT with documentation evidencing a cash equity contribution to the capital of the Debtor in the amount of $4,500,000.00 by the entities listed in Schedule 9, attached hereto.

            (u) Tangible Net Worth. The Company shall provide CIT with documentation confirming that the Company's Tangible Net Worth immediately following the Acquisition and the Equity Investment is at least $3,500,000.00.

            (v) Appraisals. CIT shall have received and reviewed satisfactory appraisal on the Company's Inventory, which appraisal: (i) shall be by an appraiser acceptable to CIT, and (ii) shall indicate orderly liquidation value of Inventory satisfactory to CIT.

            (w) Schedules. The Debtor or its counsel shall provide CIT with schedules of, (a) any of the Debtor's and its subsidiaries (i) Trademarks, (ii) Patents, and (iii) Copyrights, as applicable and all in such detail as to provide appropriate recording information with respect thereto, (b) any trade names, (c) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed, and (d) Permitted Liens, all of the foregoing in form and substance satisfactory to CIT.

            Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Company and CIT shall otherwise agree in writing.

            2.2 Conditions to Each Extension of Credit. Except to the extent expressly set forth in this Financing Agreement, the agreement of CIT to make any extension of credit requested to be made by it to the Company on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by the Company in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

            (c) Borrowing Base. Except as may be otherwise agreed to from time to time by CIT and the Company in writing, after giving effect to the extension of credit requested to be made by the Company on such date, the aggregate outstanding balance of the Revolving Loans owing by the Company will not exceed the Borrowing Base and the aggregate outstanding balance of the Revolving Loans shall not exceed the Revolving Line of Credit.

            Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Company and CIT shall otherwise agree herein or in a separate writing.

SECTION 3.  REVOLVING LOANS.

            3.1 CIT agrees, subject to the terms and conditions of this Financing Agreement, from time to time from the Closing Date through the Anniversary Date (but subject to CIT's right to make "Overadvances"), to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and reborrow Revolving Loans). Such requests for loans and advances shall be in amounts not to exceed the lesser of (a) the Availability or (b) the Revolving Line of Credit. All requests for loans and advances must be received by an officer of CIT no later than (i) 1:00 p.m., New York time, of the Business Day on which any such Chase Bank Rate Loans and advances are required or (ii) three (3) Business Days prior to any requested LIBOR Loan. Should CIT for any reason honor requests for Overadvances, any such Overadvances shall be made in CIT's sole discretion and subject to any additional terms CIT deems necessary.

            3.2 In furtherance of the continuing assignment and security interest in the Company's Accounts and Inventory, the Company will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to CIT in such form and manner as CIT may reasonably require, solely for CIT's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as CIT may reasonably request, including, without limitation, daily schedules of Accounts (including a computation of the Borrowing Base), weekly schedules of Inventory and quarterly inventory appraisal updates, all in form and substance satisfactory to CIT, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as CIT may reasonably request, and provided further that CIT may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, the Company shall provide CIT with copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery, access to its computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as CIT may reasonably require. Failure to provide CIT with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes CIT to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

            3.3 The Company hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers, made by the Company in the ordinary course of its business; the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the Company; and the customers of the Company have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Company has complied with the notification requirements of Paragraph 3.5 of this Section 3. The Company confirms to CIT that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are its sole responsibility and that same will be paid by the Company when due, subject to Paragraph 7.6 of
Section 6 of this Financing Agreement, and that none of said Taxes or fees represent a lien on or claim against the Accounts (other than statutory liens that arise automatically by operation of law). The Company hereby further represents and warrants that it shall not acquire any Inventory on a consignment basis, nor co-mingle its Inventory with any of its customers or any other person, including pursuant to any bill and hold sale or otherwise, and that its Inventory is marketable to its customers in the ordinary course of business of the Company, except as it may otherwise report in writing to CIT pursuant to Paragraph 3.5 hereof from time to time. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have an adverse effect on the business of the Company or the ability of the Company to enforce collection of Accounts due from customers residing in that state. The Company agrees to maintain such books and records regarding Accounts and Inventory as CIT may reasonably require and agrees that the books and records of the Company will reflect CIT's interest in the Accounts and Inventory. All of the books and records of the Company will be available to CIT upon prior written or verbal notice at normal business hours, including any records handled or maintained for the Company by any other company or entity.

            3.4 (a) Until CIT has advised the Company to the contrary after the occurrence and during the continuance of an Event of Default, the Company, at its expense, will enforce, collect and receive all amounts owing on the Accounts in the ordinary course of its business and any proceeds it so receives shall be subject to the terms hereof, and held on behalf of and in trust for CIT. Such privilege shall terminate at the election of CIT upon the occurrence and during the continuance of an Event of Default. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by the Company with respect to any Collateral, including Accounts, shall be held by the Company in trust for CIT, separate from the Company's own property and funds, and promptly turned over to CIT with proper assignments or endorsements by deposit to the Depository Accounts. The Company shall: (i) indicate on all of its invoices that funds should be delivered to and deposited in a Depository Account; (ii) direct all of its account debtors to deposit any and all proceeds of Collateral into the Depository Accounts; (iii) irrevocably authorize and direct any banks which maintain the Company's initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; and (iv) advise all such banks of CIT's security interest in such funds. The Company shall provide CIT with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. Subject to Collection Days, all amounts received by CIT in payment of Accounts will be credited to the Revolving Loan Account when CIT is advised by its bank of its receipt of "collected funds" at CIT's bank account in New York, New York on the Business Day of such advise if advised no later than 1:00 p.m. EST or on the next succeeding Business Day if so advised after 1:00 PM EST. No checks, drafts or other instrument received by CIT shall constitute final payment to CIT unless and until such instruments have actually been collected.

            (b) The Company shall establish and maintain, in its name and at its expense, deposit accounts with such banks as are acceptable to CIT (the "Blocked Accounts") into which the Company shall promptly cause to be deposited: (i) all proceeds of Collateral received by the Company, including all amounts payable to the Company from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by the Company at each of its locations, all as further provided in Paragraph 3.4(a) above. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to CIT (the "Blocked Account Agreements"), providing that all cash, checks and items received or deposited in the Blocked Accounts are the property of CIT, that the depository bank has no lien upon, or right of set off against, the Blocked Accounts and any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and that automatically, on a daily basis the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as CIT may from time to time designate for such purpose. CIT shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank accounts of the Company as the Company may specify in writing to CIT until such time as CIT shall notify the depository bank otherwise. CIT may instruct the depository banks at which the Blocked Accounts are maintained to transfer all funds received or deposited into the Blocked Accounts to the Depository Account at any time. The Company hereby confirms and agrees that all amounts deposited in such Blocked Accounts and any other funds received and collected by CIT, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of the Company, subject to the lien of CIT.

            3.5 The Company agrees to notify CIT: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of its Inventory, in its daily, weekly and monthly collateral reports (as applicable) provided to CIT hereunder, in such detail and format as CIT may reasonably require from time to time; and (b) promptly of any such matters which adversely affect the value of any Account or Inventory in an amount of $25,000 or more. The Company agrees to issue credit memoranda promptly (with duplicates to be immediately forwarded to CIT) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is continuing and which is not waived in writing by CIT) and on notice from CIT, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the

Company, marked with CIT's name (as secured party) and held by the Company for CIT's account.

            3.6 CIT shall maintain a Revolving Loan Account on its books in which the Company will be charged with all loans and advances made by CIT to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CIT may incur in connection with the exercise by or for CIT of any of the rights or powers herein conferred upon CIT, in the prosecution or defense of any action or proceeding to enforce or protect any rights of CIT in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by the Company. The Company will be credited with all amounts received by CIT from the Company or from others for the Company's account, including, as above set forth, all amounts received by CIT in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to CIT's right to demand payment of any Obligation. Further, it is understood that CIT shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

            3.7 After the end of each month, CIT shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between CIT and the Company during that month. The monthly statements shall be deemed correct and binding (absent manifest error) upon the Company and shall constitute an account stated between the Company and CIT unless CIT receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

            3.8 In the event that any requested advance exceeds Availability or that (a) the sum of the outstanding balance of Revolving Loans exceeds (b)(x) the Borrowing Base or (y) the Revolving Line of Credit, any such nonconsensual Overadvance shall be due and payable to CIT immediately upon CIT's demand therefor.

            3.9 Until this Agreement has been terminated, the Company shall (to the extent that there is sufficient Availability) at all times maintain a minimum aggregate Revolving Loan balance of at least the Minimum Borrowing Amount.

SECTION 4.  INTENTIONALLY OMITTED.
            ---------------------

SECTION 5.  INTENTIONALLY OMITTED.
            ---------------------

SECTION 6.  COLLATERAL.
            ----------

            6.1 As security for the prompt payment in full of all Obligations, the Debtor hereby pledges and grants to CIT a continuing general lien upon, and security interest in, all of its:

            (a) Accounts;

            (b) Inventory;

            (c) General Intangibles;

            (d) Documents of Title;

            (e) Other Collateral;

            (f) Equipment; and

            (g) Real Estate.

            6.2 The security interests granted hereunder shall extend and attach to:

                (a) All Collateral which is owned by the Debtor or in which the Debtor has any interest, whether held by the Debtor or others for its account, and, if any Collateral is Equipment, whether the Debtor's interest in such Equipment is as owner, finance lessee or conditional vendee;

                (b) All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

                (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CIT or the Debtor from the Debtor's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Debtor, or to the sale, promotion or shipment thereof.

            6.3 The Debtor agrees to safeguard, protect and hold all Inventory for CIT's account and make no disposition thereof except in the ordinary course of its business of the Debtor, as herein provided. The Debtor represents and warrants that Inventory will be sold and shipped by the Debtor to its customers only in the ordinary course of the Debtor's business, and then only on open account and on terms currently being extended by the Debtor to its customers, provided that, absent the prior written consent of CIT, the Debtor shall not sell Inventory on a consignment basis nor retain any lien or security interest in any sold Inventory. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. The Debtor hereby agrees to immediately forward any and all proceeds of Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for CIT pending delivery to CIT. Irrespective of CIT's perfection status in any and all of the General Intangibles, including, without limitation, any Patents, Trademarks, Copyrights or licenses with respect thereto, the Debtor hereby irrevocably grants CIT a royalty free license to sell, or otherwise dispose of or transfer, in accordance with Paragraph 10.3 of Section 10 of this Financing Agreement, and the applicable terms hereof, any of the Inventory upon the occurrence and during the continuance of an Event of Default which has not been waived in writing by CIT.

            6.4 The Debtor agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Debtor also agrees to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to CIT's security interest. Any sale, exchange or other disposition of any Equipment shall be made by the Debtor only with CIT's prior written consent. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

            6.5 The rights and security interests granted to CIT hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account may from time to time be temporarily in a credit position, until the final payment in full to CIT of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CIT to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by CIT. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

            6.6 Notwithstanding CIT's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, CIT shall have the right in its sole discretion to determine which rights, liens, security interests or remedies CIT shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CIT's rights hereunder.

            6.7 Any balances to the credit of the Debtor and any other property or assets of the Debtor in the possession or control of CIT may be held by CIT as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest CIT may have in any other assets of the Debtor, shall secure payment and performance of all now existing and future Obligations. CIT may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

            6.8 The Debtor possesses all General Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date and the Debtor shall maintain its rights in, and the value of, the foregoing in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights. The Debtor shall deliver to CIT and/or shall cause the appropriate party to deliver to CIT, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the

Debtor and its subsidiaries as CIT shall require to obtain valid first liens thereon. In furtherance of the foregoing, the Debtor shall provide timely notice to CIT of any additional Patents, Trademarks, trade names, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and the Debtor shall execute such documentation as CIT may reasonably require to obtain and perfect its lien thereon. The Debtor hereby confirms that it shall deliver, or cause to be delivered, any pledged stock issued subsequent to the Closing Date to CIT in accordance with the applicable terms of the Pledge Agreement and prior to such delivery, shall hold any such stock in trust for CIT. The Debtor hereby irrevocably grants to CIT a royalty-free, non-exclusive license in the General Intangibles, including trade names, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence and during the continuance of an Event of Default, of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of CIT's lien and perfection in any General Intangibles.

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS.
            -----------------------------------------

            7.1 The Debtor warrants and represents that: (i) the Perfection Certificate attached hereto as Schedule 1 hereto correctly and completely sets forth the Debtor's (A) chief executive office, (B) Collateral locations, (C) trade names, and (D) all the other information listed on said Schedule; (ii) except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks office at the locations set forth in Schedule 1, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral;
(iii) except for the Permitted Encumbrances, the Debtor is, or will be, at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (iv) the Debtor will, at its expense, forever warrant and, at CIT's request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (v) the Debtor will not grant, create or permit to exist; any lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of the Debtor; and (vi) the Equipment is and will only be used by the Debtor in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Debtor except as otherwise permitted in this Financing Agreement.

            7.2 The Debtor agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as CIT shall reasonably require. The Debtor agrees that CIT or its agents may upon prior written or verbal notice enter upon the Debtor's premises at any time during normal business hours, and from time to time in its reasonable business judgment, for the purpose of inspecting the Collateral and any and all records pertaining thereto. The Debtor irrevocably authorizes all accountants and third parties to disclose and deliver directly to CIT, at the Debtor's expense, all financial statements and information, books, records, work papers, management reports and other information generated by them or in their possession regarding the Debtor and/or the Collateral. The Debtor agrees to afford CIT thirty (30) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to CIT and at which CIT has filed financing statements and otherwise fully perfected its liens thereon. The Debtor is also to advise CIT promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CIT therein.

            7.3 The Debtor agrees to: (a) execute and deliver to CIT, from time to time, solely for CIT's convenience in maintaining a record of the Collateral, such written statements, and schedules as CIT may reasonably require, designating, identifying or describing the Collateral; (b) provide CIT, on reasonable request, with an appraisal of the Inventory which appraisal shall be at the Debtor's expense and otherwise acceptable to CIT; and (c) provide CIT, on request, but no more frequently than annually, an environmental audit report on its leasehold and fee interests, and its waste disposal practices, which report shall be (i) at the Debtor's expense and otherwise acceptable to CIT and (ii) not disclose or indicate any material liability (real or potential) stemming from the Debtor's premises, its operations, its waste disposal practices or waste disposal sites used by the Debtor. The Debtor's failure, however, to promptly give CIT such statements, or schedules shall not affect, diminish, modify or otherwise limit CIT's security interests in the Collateral.

            7.4 The Debtor agrees to comply with the requirements of all state and federal laws in order to grant to CIT valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CIT is hereby authorized by the Debtor to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral whether or not the Debtor's signature appears thereon. The Debtor hereby consents to and ratifies any and all execution and/or filing of financing statements on or prior to the Closing Date by CIT. The Debtor agrees to do whatever CIT may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof, (b) cooperating with CIT's agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to CIT's possession; and (e) performing such further acts as CIT may reasonably require in order to effect the purposes of this Financing Agreement.

            7.5 (a) The Debtor agrees to maintain insurance on the Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CIT. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, to be made payable to CIT, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CIT may reasonably require to fully protect CIT's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CIT, premium prepaid, with the "Lender's Loss Payable Endorsement" in CIT's favor, and shall provide for not less than thirty (30) days prior written notice to CIT of the exercise of any right of cancellation. At the Debtor's request, or if the Debtor fails to maintain such insurance, CIT may arrange for such insurance, but at the Debtor's expense and without any responsibility on CIT's part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is continuing and which is not waived in writing by CIT, CIT shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, have the sole right, in the name of CIT or the Debtor, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                (b)(i)In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall first reduce the Debtor's Revolving Loans and then to any other Obligations. Upon the occurrence and during the continuance of a Default or Event of Default, such Insurance Proceeds may be applied to the Obligations in such order as CIT may elect;

                (ii) In the event any part of the Debtor's Real Estate or Equipment is damaged by fire or other casualty and the Insurance Proceeds for such damage or other casualty is less than or equal to $100,000.00, CIT shall promptly apply such Proceeds to reduce the Debtor's outstanding balance in the Revolving Loan Account. Upon the occurrence and during the continuance of a Default or Event of Default, CIT may apply Insurance Proceeds to the Obligations in such manner as it may deem advisable in its sole discretion; and

                (iii) In the event any part of the Debtor's Real Estate or Equipment is damaged by fire or other casualty, and the Insurance Proceeds is greater than $100,000.00, CIT may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, apply the Insurance Proceeds to the payment of the Obligations in such manner and in such order as CIT may reasonably elect.

            7.6 The Debtor agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon the Debtor or the Collateral unless such Taxes are being diligently contested in good faith by the Debtor by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed thereunder (a) for Taxes due the United States of America, or (b) which in CIT's opinion might create a valid obligation having priority over the rights granted to CIT herein (exclusive of Real Estate), such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Debtor shall immediately pay such tax and remove the lien of record. If the Debtor fails to do so promptly, then at CIT's election, CIT may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgment, or (ii) upon the occurrence and during the continuance of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay Taxes on the Debtor's behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

            7.7 The Debtor: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Debtor, provided that the Debtor may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CIT's reasonable opinion, materially and adversely effect CIT's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Debtor; and (c) shall not be deemed to have breached any provision of this Paragraph 7.7 if (i) the failure to comply with the requirements of this Paragraph 7.7 resulted from good faith error or innocent omission, (ii) the Debtor promptly commences and diligently pursues a cure of such breach, and (iii) such failure is cured within thirty (30) days following the Debtor's receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

            7.8 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Debtor agrees that, unless CIT shall have otherwise consented in writing, the Debtor will furnish to CIT:
(a) within sixty (60) days after the end of each Fiscal Year of the Debtor, a Consolidated Balance Sheet and a Consolidated Profit and Loss Statement, with a Consolidating Balance Sheet and Profit and Loss Statement attached thereto, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Debtor and its consolidated subsidiaries for such year, prepared by the Debtor's management and certified by an officer of the Debtor, subject to adjustments based upon the financial statements provided under clause (b) hereof, (b) within one hundred twenty (120) days after the end of each Fiscal Year of the Debtor, an audited and unqualified Consolidated Balance Sheet and a Consolidated Profit and Loss Statement, with a Consolidating Balance Sheet and Profit and Loss Statement attached thereto, at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Debtor and its consolidated subsidiaries for such year, audited by independent public accountants selected by the Debtor and satisfactory to CIT; (c) not later than thirty (30) days prior to each Fiscal Year of the Debtor, an annual projection for the next Fiscal Year, prepared on a monthly and Fiscal Year basis setting forth in detail satisfactory to CIT in its reasonable discretion the projected results of operations of the Debtor and its consolidated Subsidiaries, including, without limitation, a balance sheet, profit and loss statement, cash flow and Availability, stating underlying assumptions and accompanied by a written statement of the Debtor's CFO certifying as to the approval of such projections by the Debtor's Board of Directors; (d) within thirty (30) days after the end of each month a Consolidated Balance Sheet and Profit and Loss Statement and a Consolidating Balance Sheet and Profit and Loss Statement as at the end of such period and statements of profit and loss, cash flow and surplus of the Debtor and all subsidiaries for such period; (e) within ten (10) Business Days after the end of each month, statements of Accounts (including and distinguishing ineligibles), accounts payable, and Inventory (including and distinguishing ineligibles) certified by an authorized financial or accounting officer of the Debtor; and
(f) from time to time, such further information regarding the business affairs and financial condition of the Debtor and its consolidated subsidiaries as CIT may reasonably request, including, without limitation (i) the accountant's management practice letter and (ii) reports regarding the status of the DEA Licenses, in form satisfactory to CIT. Each financial statement which the Debtor is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) the Debtor's financial condition at the end of the particular accounting period, as well as the Debtor's operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) the Debtor has not received any notice of cancellation with respect to its property insurance policies; (C) the Debtor has not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

            7.9 Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, the Debtor agrees that, without the prior written consent of CIT, except as otherwise herein provided, the Debtor will not:

                (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Debtor's Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

                (b) Incur or create any Indebtedness other than the Permitted Indebtedness;

                (c) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or (ii) either all or substantially all of the Debtor's assets, which do not constitute Collateral;

                (d) Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by the Debtor, except that (A) the Debtor may change its corporate name or address and (B) a Subsidiary (other than a Debtor) may merge into another Subsidiary or into the Debtor; provided that, with respect to clauses (A) and (B): (i) the Debtor shall give CIT thirty (30) days prior written notice thereof, and (ii) the Debtor shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by CIT to confirm the continuation and preservation of all security interests and liens granted to CIT hereunder;

                (e) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                (f) Except as set forth in Schedule 5 attached hereto, declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding (other than dividends or distributions by any Subsidiary to the Debtor), provided however, that notwithstanding anything in Schedule 5 to the contrary, the Debtor shall not pay any cash dividends to DynaGen, Inc.;

                (g) Except with respect to unsecured loans made in the ordinary course of business from the Company to the Guarantor or from the Guarantor to the Company, make any advance or loan to, or any investment in, any firm, entity, person or corporation (other than direct investments in Cash Equivalents), or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation;

                (h) Except as set forth in Schedule 5 attached hereto, pay any management, consulting or other similar fees to any person, corporation or other entity affiliated with the Debtor; or

                (i) Enter into, or be a party to, or permit any Subsidiary of the Debtor to enter into, or be a party to, any transaction with any Affiliate of Debtor or any stockholder, except in the ordinary course of and pursuant to the reasonable terms which are fully disclosed to CIT and are no less favorable to the Debtor or such Subsidiary than the Debtor or such Subsidiary would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Debtor or any Subsidiary of the Debtor.

            7.10 (a) Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Debtor (on a consolidated basis) shall maintain at all times during each fiscal quarter a Tangible Net Worth of not less than the sum of (i) Tangible Net Worth as of the Closing Date plus (ii) the sum of (A) the aggregate amount of cash equity investments in the Debtor subsequent to the Closing Date plus (B) fifty percent (50%) of the aggregate consolidated net income of the Debtor and its Subsidiaries as of the end of each fiscal quarter subsequent to the Closing Date, without deduction for consolidated net losses minus (C) $500,000.00, all of which shall be determined in accordance with GAAP, on a consistent basis with the latest financial statements of the Debtor.

                (b) Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, as at the end of each period ending on or after the dates indicated below the Debtor shall maintain a Fixed Charge Coverage Ratio of not less than the ratio set forth opposite the applicable date as follows: .

Date                                         Minimum Fixed Charge Coverage Ratio
--------------------------------------------------------------------------------
Three months ending June 30, 2001                        1.00:1.00

Six months ending September 30, 2001                     1.50:1.00

Nine months ending December 31, 2001
and each twelve-month period ending
at each fiscal quarter end thereafter                    1.50:1.00

            7.11 The Debtor agrees to advise CIT in writing of: (a) all expenditures (actual or anticipated) in excess of $150,000.00 from the budgeted amount therefor in any Fiscal Year for

(i) environmental clean-up, (ii) environmental compliance or (iii) environmental testing and the impact of said expenses on the Debtor's Working Capital; and (b) any notices the Debtor receives from any local, state or federal authority advising the Debtor of any environmental liability (real or potential) stemming from the Debtor's operations, its premises, its waste disposal practices, or waste disposal sites used by the Debtor and to provide CIT with copies of all such notices if so required.

            7.12 The Debtor hereby agrees to indemnify and hold harmless CIT and its officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney's fees) and any payments made by CIT pursuant to any indemnity provided by CIT with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses with respect to the Loan Documents, including without limitation those which may arise from or relate to: (a) the Depository Account, the Blocked Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; and
(b) any and all claims or expenses asserted against CIT as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate; or any claim or expense which results from the Debtor's operations (including, but not limited to, the Debtor's off-site disposal practices) and use of the Real Estate, which CIT may sustain or incur (other than solely as a result of the physical actions of CIT on the Debtor's premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction.

            The Debtor hereby agrees that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. CIT may, in its sole business judgment, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

            7.13 Without the prior written consent of CIT, the Debtor agrees that, except as set forth in Schedule 8 attached hereto, it will not enter into any transaction with any Subsidiary or Affiliate of the Debtor, including, without limitation, any purchase, sale, lease, loan or exchange of property, provided that, except as otherwise set forth in this Financing Agreement, the Debtor may enter into sale and service transactions in the ordinary course of its business and pursuant to the reasonable requirements of the Debtor, and upon standard terms and conditions and fair and reasonable terms, no less favorable to the Debtor than the Debtor could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction.

            7.14 The Debtor shall at all times be the holder of all United States Drug Enforcement Agency licenses required for the conduct of the Debtor's business (the "DEA Licenses"), shall comply with all requirements applicable to the DEA Licenses and shall immediately notify CIT in writing (a) if any DEA License is suspended, terminated or is not renewed; or (b) if the Debtor receives notice that any DEA License is going to be suspended, terminated or is not going to be renewed. A list of the DEA Licenses is attached hereto as
Schedule 11.

            7.15 Not later than sixty (60) days after the Closing Date, the Debtor shall provide CIT with the Company's audited financial statements for the Fiscal Year ending December 31, 2000, such financial statements to be prepared by Barnes, Dennig & Co., Ltd. and to be in form and substance reasonably satisfactory to CIT.

SECTION 8.  INTEREST, FEES AND EXPENSES.
            ---------------------------

            8.1 (a) Interest shall be payable monthly as of the end of each month. Interest shall in no month be less than the sum of (i) the amount of interest payable with respect to LIBOR Loans for such month plus (ii) the product of the rate applicable hereunder for Chase Bank Rate Loans multiplied by the result of the Minimum Borrowing Amount minus the average amount of outstanding LIBOR Loans for such month. Chase Bank Rate Loans shall be in an amount equal to the Chase Bank Rate plus one percent (1.0%) per annum on the average of the net balances owing by the Company to CIT in the Revolving Loan Account at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate hereunder for Chase Bank Rate Loans shall change, as of the date of such change, so as to remain one percent (1.0%) above the Chase Bank Rate. The rate hereunder for Chase Bank Rate Loans shall be calculated based on a 360-day year. CIT shall be entitled to charge the Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

                (b) Notwithstanding any provision to the contrary contained in this section 8, in the event that the sum of the outstanding Revolving Loans exceed the lesser of either (x) the maximum aggregate amount available under
Section 3 of this Financing Agreement or (y) the Revolving Line of Credit: (A) as a result of Revolving Loans advanced by CIT at the request of the Company (herein "Requested Overadvances"), for any one (1) or more days in any month, or
(B) for any other reason whatsoever (herein "Other Overadvances") and such Other Overadvances continue for five (5) or more days in any month, the average net balance of all Requested Overadvances and Other Overadvances for such month shall bear interest at the Overadvance Rate.

                (c) Upon and during the continuance of an Event of Default and the giving of any required notice by CIT in accordance with the provisions of
Section 10, Paragraph 10.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

            8.2 Intentionally Omitted.
                ---------------------

            8.3 Intentionally Omitted.
                ---------------------

            8.4 The Company shall reimburse or pay CIT, as the case may be, for all Out-of-Pocket Expenses.

            8.5 Upon the last Business Day of each month, commencing on February 28, 2001, the Company shall pay to CIT interest on the Collection Days. Interest will be computed at the rate, and in the manner, set forth in Paragraph 8.1 of this Financing Agreement.

            8.6 To induce CIT to enter into this Financing Agreement and to extend to the Company the Revolving Loan, the Company shall pay to CIT a Loan Facility Fee, which shall be deemed fully earned on the Closing Date in the amount of : (a) one-half of one percent (0.5%) of the Revolving Line of Credit payable upon execution of this Financing Agreement; (b) one-half of one percent (0.5%) of the Revolving Line of Credit on the earlier of the first anniversary of the Closing Date or the date of termination of this Financing Agreement; (c) one-half of one percent (0.5%) of the Revolving Line of Credit on the earlier of the second anniversary of the Closing Date or the date of termination of this Financing Agreement; and (d) one-half of one percent (0.5%) of the Revolving Line of Credit on each anniversary thereafter of the Closing Date.

            8.7 To further induce CIT to enter into this Financing Agreement and to extend to the Company the Revolving Loan, the Company shall pay to CIT the unpaid balance of a $100,000.00 Closing Fee, which unpaid balance equals $65,000.00, which shall be payable in twelve (12) installments. The first installment shall be due and payable on the Closing Date, the second installment shall be due and payable on March 1, 2001 and the remaining installments shall be due and payable on the first business day of each month thereafter, with each payment to be in the amount of $5,416.67, except for the final payment, which shall be in the amount of $5,416.63.

            8.8 On the Closing Date and each anniversary of the Closing Date thereafter, the Company shall pay to CIT the Administrative Management Fee in the amount of $24,000, which shall be deemed fully earned on the Closing Date.

            8.9 The Company shall pay CIT's standard charges and fees for CIT's personnel used by CIT for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Administrative Management Fee and any Out-of-Pocket Expenses).

            8.10 The Company hereby authorizes CIT to charge the Revolving Loan Account with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which CIT may so make to the Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at CIT's discretion.

            8.11 In the event that CIT or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgment that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by CIT or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on CIT's or such participant's capital as a consequence of its obligations hereunder to a level below that which CIT or such participant could have achieved but for such adoption, change or compliance (taking into consideration CIT or such participant's policies with respect to capital adequacy) by an amount reasonably deemed by CIT or such participant to be material, then, from time to time, the Company shall pay no later than five (5) days following demand to CIT or such participant such additional amount or amounts as will compensate CIT's or such participant's for such reduction. In determining such amount or amounts, CIT or such participant may use any reasonable averaging or attribution methods. The protection of this Paragraph 8.11 shall be available to CIT or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of CIT or such participant setting forth such amount or amounts as shall be necessary to compensate CIT or such participant with respect to this Section 8 and the calculation thereof when delivered to the Company shall be conclusive on the Company absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Company in whole or in part exceed the amount which CIT or such participant actually required to be made whole, the excess, if any, shall be returned to the Company by CIT or such participant.

            8.12 In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by CIT or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                (a) subject CIT or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to CIT or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of CIT or such participant by the federal government or the jurisdiction in which it maintains its principal office);

                (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by CIT or such participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                (c) impose on CIT or such participant any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to CIT or such participant of making, renewing or maintaining its loans hereunder by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgment or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgment, then, in any case the Company shall pay CIT or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. CIT or such participant shall certify the amount of such additional cost or reduced amount to the Company and the calculation thereof and such certification shall be conclusive upon the Company absent manifest error.

            8.13 The Company may request LIBOR Loans on the following terms and conditions:

                (a) The Company may elect, subsequent to the Closing Date and from time to time thereafter (i) to request any loan made hereunder to be a LIBOR Loan as of the date of such loan or (ii) to convert Chase Bank Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Chase Bank Rate Loans by giving CIT at least three (3) Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans to Chase Bank Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should the Company elect to convert Chase Bank Rate Loans to LIBOR Loans, it shall give CIT at least three Business Days' prior irrevocable notice of such election. If the last day of an Interest Period with respect to a loan that is to be converted is not a Business Day or Working Day, then such conversion shall be made on the next succeeding Business Day or Working Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day, as the case may be, such loan shall bear interest as if it were an Chase Bank Rate Loan. All or any part of outstanding Chase Bank Rate Loans then outstanding with respect to Revolving Loans, may be converted to LIBOR Loans as provided herein, provided that partial conversions shall be in multiples in an aggregate principal amount of $1,000,000 or more.

                (b) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period, provided the Company so notifies CIT, at least three (3) Business Days' prior to the expiration of said Interest Period, and provided further that no LIBOR Loan may be continued as such during the continuance of any Default or Event of Default under this Financing Agreement, but shall be automatically converted to a Chase Bank Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification, LIBOR Rate Loans shall convert to Chase Bank Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the Company pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, or three month period. Notwithstanding anything to the contrary contained herein, CIT (or any participant, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market for source or otherwise "match fund" to fund LIBOR Rate Loans, but any and all provisions hereof relating to LIBOR Rate Loans shall be deemed to apply as if CIT (and any participant, if applicable) had purchased such deposits to fund any LIBOR Rate Loans.

                (c) The Company may request a LIBOR Loan, convert any Chase Bank Rate Loan or continue any LIBOR Loan provided there is then no Default or Event of Default in effect.

            8.14 (a) The LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the sum of the LIBOR determined for each Interest Period in accordance with the terms hereof plus three and one-half (3.50%) percent.

                (b) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Chase Bank Rate Loan at the end of the last Interest Period therefor.

                (c) The Company may not have more than three (3) LIBOR Loans outstanding at any given time.

            8.15 (a) Interest in respect of the LIBOR Loans shall be calculated on the basis of a 360 day year and shall be payable as of the end of each month.

                (b) CIT shall, at the request of the Company, deliver to the Company a statement showing the quotations given by The Chase Manhattan Bank and the computations used in determining any interest rate pursuant to Paragraph
8.14 of Section 8 hereof.

            8.16 As further set forth in paragraph 8.12 above, in the event that CIT (or any financial institution which may become a participant hereunder) shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to: (a) a proposed loan that the Company has requested be made as a LIBOR Loan; (b) a LIBOR Loan that will result from the requested conversion of a Chase Bank Rate Loan into a LIBOR Loan; or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, CIT shall forthwith give written notice of such determination to the Company at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Chase Bank Rate Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan shall be made as a Chase Bank Rate Loan, (ii) any Chase Bank Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Chase Bank Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Chase Bank Rate Loan. Until such notice has been withdrawn by CIT, no further LIBOR Loan shall be made nor shall the Company have the right to convert a Chase Bank Rate Loan to a LIBOR Loan.

            8.17 If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day or Working Day, the maturity thereof shall be extended to the next succeeding Business Day or Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Working Day.

            8.18 Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for CIT to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Chase Bank Rate Loans as of the end of such month, or within such earlier period as required by law. The Company hereby agrees promptly to pay CIT, upon demand, any additional amounts necessary to compensate CIT for any costs incurred by CIT in making any conversion in accordance with this Section 8 including, but not limited to, any interest or fees payable by CIT to lenders of funds obtained by CIT in order to make or maintain LIBOR Loans hereunder.

            8.19 The Company agrees to indemnify and to hold CIT (including any participant) harmless from any loss or expense which CIT or such participant may sustain or incur as a consequence of (a) Default by the Company in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by CIT or such participant to lenders of funds obtained by either of them in order to maintain the LIBOR Loans hereunder; (b) default by the Company in making a borrowing or conversion after the Company has given a notice in accordance with Paragraph 8.13 of Section 8 hereof, (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Revolving Loans; and (d) default by the Company in making any prepayment after the Company had given notice to CIT thereof. The determination by CIT of the amount of any such loss or expense, when set forth in a written notice to the Company, containing CIT's calculations thereof in reasonable detail, shall be conclusive on the Company in the absence of manifest error. Calculation of all amounts payable under this paragraph with regard to LIBOR Loans shall be made as though CIT had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; provided, however, that CIT may fund each of the LIBOR Loans in any manner CIT sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, CIT shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Company (i) initially to the Chase Bank Rate Loans and (ii) subsequently to LIBOR Loans; provided, however, (x) during the continuance of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, CIT may apply all such amounts received by it to the payment of Obligations in such manner and in such order as CIT may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such loans and CIT shall be entitled to indemnification hereunder. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

            8.20 Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "Regulatory Change" shall mean, with respect to CIT, any change after the date of this Financing Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including CIT of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), CIT either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of CIT which includes LIBOR Loans, or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if CIT so elects by notice to the Company, the obligation of CIT to make or continue, or to convert Chase Bank Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

            8.21 For purposes of this Financing Agreement and Section 8 thereof, any reference to CIT shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date.

SECTION 9.  POWERS.
            ------

            The Debtor hereby constitutes CIT, or any person or agent CIT may designate, as its attorney-in-fact, at the Debtor's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to CIT have been paid in full:

                (a) To receive, take, endorse, sign, assign and deliver, all in the name of CIT or the Debtor, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

                (b) To receive, open and dispose of all mail addressed to the Debtor and to notify postal authorities to change the address for delivery thereof to such address as CIT may designate;

                (c) To request from customers indebted on Accounts at any time, in the name of CIT information concerning the amounts owing on the Accounts;

                (d) To request from customers indebted on Accounts at any time, in the name of the Debtor, in the name of certified public accountant designated by CIT or in the name of CIT's designee, information concerning the amounts owing on the Accounts;

                (e) To transmit to customers indebted on Accounts notice of CIT's interest therein and to notify customers indebted on Accounts to make payment directly to CIT for the Debtor's account; and

                (f) To take or bring, in the name of CIT or the Debtor, all steps, actions, suits or proceedings deemed by CIT necessary or desirable to enforce or effect collection of the Accounts.

            Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b) and (f) above may only be exercised after the occurrence and during the continuance of an Event of Default and until such time as such Event of Default is waived in writing by CIT.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES.
            ------------------------------

            10.1 Notwithstanding anything hereinabove to the contrary, CIT may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default:

                (a) cessation of the business of the Debtor or the calling of a meeting of the creditors of the Debtor for purposes of compromising the debts and obligations of the Debtor;

                (b) the failure of the Debtor to generally meet its debts as they mature;

                (c) (i) the commencement by the Debtor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against the Debtor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of the Debtor, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed and vacated within ninety (90) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Debtor shall take action to authorize or effect any of the actions in any such proceeding; or (iii) the commencement (x) by the Debtor's subsidiaries, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against the Debtor's subsidiaries, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed or vacated within ninety (90) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Debtor's subsidiaries, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding;

                (d) breach by the Debtor of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph (e) below) or in any other written agreement between the Debtor or CIT, provided that such Default by the Debtor of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to CIT's satisfaction for a period of ten (10) days from the date of such breach;

                (e) breach by the Debtor of any warranty, representation or covenant of Paragraphs 3.3 (other than the fourth sentence of Paragraph 3.3) and
3.4 of Section 3 hereof; Paragraphs 6.3 and 6.4 (other than the first sentence of Paragraph 6.4) of Section 6 hereof; Paragraphs 7.1, 7.5, 7.6, and 7.8 through
7.14 hereof;

                (f) failure of the Debtor to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit CIT from charging such amounts to the Revolving Loan Account on the due date thereof;

                (g) the Debtor shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "reportable event" as defined in ERISA, (iv) terminate any "plan", as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this sub-paragraph (g) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of CIT, subject the Debtor to any tax, penalty or other liability material to the business, operations or financial condition of the Debtor;

                (h) without the prior written consent of CIT and, except as permitted in the Subordination Agreement, the Debtor shall (x) amend or modify the Subordinated Debt, or (y) make any payment on account of the Subordinated Debt;

                (i) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt or (y) any other Indebtedness of the Debtor having a principal amount in excess of $50,000;

                (j) at least two of the three Principals ceases (other than as a result of death) to be actively engaged in the management of the Debtor and such individual or individuals shall not have been replaced with persons having comparable experience and expertise (as reasonably determined by CIT) within 120 days of such individual ceasing to actively be engaged in the Debtor's management; or

                (k) the Shareholders listed in Schedule 6 attached hereto shall cease to be the beneficial and legal owner of at least fifty percent (50%) of the issued and outstanding capital stock of Guarantor unless due to a public offering of such stock or unless due to a private sale of such stock pursuant to an equity investment approved by CIT, which approval shall not be unreasonably withheld or delayed.

            10.2 Upon the occurrence and during the continuance of a Default and/or an Event of Default, at the option of CIT, all loans, advances and extensions of credit provided for in Section 3 of this Financing Agreement shall be thereafter in CIT's sole discretion and the obligation of CIT to make Revolving Loans, shall cease unless such Default is cured to CIT's satisfaction or Event of Default is waived in writing by CIT and at the option of CIT upon the occurrence and during the continuance of an Event of Default: (a) all Obligations shall become immediately due and payable; (b) CIT may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement, and (c) CIT may immediately terminate this Financing Agreement upon notice to the Company; provided, however, that upon the occurrence of an Event of Default listed in Paragraph 10.1 (c) of this Section 10, this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by CIT. The exercise of any option is not exclusive of any other option, which may be exercised at any time by CIT.

            10.3 Immediately upon the occurrence and during the continuance of any Event of Default, CIT may, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CIT may use, at the Debtor's expense, such of the Debtor's personnel, supplies or space at the Debtor's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Debtor or CIT, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Debtor or CIT; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CIT's sole option and discretion, and CIT may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Debtor; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CIT shall have the right, without notice or advertisement (except as required by the UCC), to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Debtor or CIT, or in the name of such other party as CIT may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CIT in its sole discretion may deem advisable, and CIT shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CIT shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CIT shall deem appropriate and any such costs shall be deemed an Obligation hereunder. The Debtor agrees, at the request of CIT, to assemble the Inventory and Equipment and to make it available to CIT at premises of the Debtor or at such other location as CIT may reasonably request and to make available to CIT the premises and facilities of the Debtor for the purpose of CIT's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CIT's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses; including reasonable attorneys' fees) shall be applied by CIT to the payment of the Obligations, whether due or to become due, in such order as CIT may elect, and the Debtor shall remain liable to CIT for any deficiencies, and CIT in turn agrees to remit to the Debtor or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The Debtor hereby indemnifies CIT and holds CIT harmless from any and all reasonable costs, expenses, claims, liabilities and Out-of-Pocket Expenses, incurred or imposed on CIT by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Debtor, the Debtor as debtor-in-possession, any secured or unsecured creditors of the Debtor, any trustee or receiver in bankruptcy, or otherwise), and the Debtor hereby agrees to so indemnify and hold CIT harmless, absent CIT's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof CIT, may establish such reserves for Obligations hereunder (including any contingent Obligations) in accordance with Section 7.12. Any applicable mortgage(s), deed(s) of trust or assignment(s) issued to CIT on the Real Estate shall govern the rights and remedies of CIT thereto.

SECTION 11. TERMINATION.
            -----------

            Except as otherwise permitted herein, CIT may terminate this Financing Agreement only as of the initial or any subsequent Anniversary Date and then only by giving the Company at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing CIT may terminate the Financing Agreement immediately upon the occurrence and during the continuance of an Event of Default, provided, however, that if the Event of Default is an event listed in Paragraph 10.1 (c) of Section 10 of this Financing Agreement, this Financing Agreement shall terminate in accordance with paragraph 10.2 of
Section 10. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Company may terminate this Financing Agreement at any time upon sixty (60) days' prior written notice to CIT, provided that the Company pays to CIT immediately on demand an Early Termination Fee. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CIT may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to CIT) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations. All of CIT's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12. MISCELLANEOUS.
            -------------

            12.1 The Debtor hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CIT or the Debtor to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CIT of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

            12.2 This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Debtor and CIT; supersede any prior agreements; can be changed only by a writing signed by both the Debtor and CIT; and shall bind and benefit the Debtor and CIT and their respective successors and assigns.

            12.3 In no event shall the Debtor, upon demand by CIT for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CIT shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CIT ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

            12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

            12.5 THE DEBTOR AND CIT HEREBY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR UNDER THE REVOLVING LOAN PROMISSORY NOTE OR THE LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVE ANY AND ALL OBLIGATIONS THEY MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS. THE DEBTOR AND CIT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER THE DEBTOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL CIT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

            12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing and shall be sufficiently given if delivered personally, sent by facsimile transmission (provided that confirmation of receipt of all pages is provided by the receiving facsimile marking) or sent by FedEx or another nationally recognized overnight delivery service, or by registered or certified mail, postage prepaid, addressed as follows:

            (A) if to CIT, at:

                        The CIT Group/Business Credit, Inc.
                        1211 Avenue of the Americas
                        New York, New York  10036
                        Attn:  Regional Credit Manager
                        Fax No.:  (212) 790-9123

            With a copy to:

                        Gadsby Hannah LLP
                        225 Franklin Street
                        Boston, MA  02110
                        Fax No.:  (617) 345-7050
                        Attn:  Burton Winnick, Esquire

                        (B) if to the Debtor at:

                        RxBazaar.com, Inc. and Superior Pharmaceutical Company 200 Highland Avenue, Suite 301
                        Needham, MA  02494
                        Attn:  Olaperi Onipede
                        Fax No.:  (781) 449-5190

            With a courtesy copy of any material notice to the Debtor's counsel at:

                        Bingham Dana LLP
                        One State Street
                        Hartford, CT  06103
                        Fax No.:  (860) 240-2800
                        Attn:  Daniel L. Papermaster, Esquire

provided, however, that the failure of CIT to provide the Debtor's counsel with a copy of such notice shall not invalidate any notice given to the Debtor and shall not give the Debtor any rights, claims or defenses due to the failure of CIT to provide such additional notice.

            12.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

            12.8 This Agreement may not be assigned by the Debtor without the prior written consent of CIT. Whenever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and permitted assigns of the Debtor and the successors and assigns of CIT.

            12.9 CIT shall be under no obligation to marshall any assets in favor of the Debtor or any other person or against or in payment of any or all of the Obligations. To the extent that the Debtor makes a payment or payments to CIT or CIT enforces its liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            12.10 CIT shall have the right, without the consent of the Debtor, to sell interests and participations in or to assign all or any portion of its interest under any or all of the Loan Documents .on such terms as CIT and a purchaser of such participation shall determine. However, CIT shall have no obligation to sell interests or any participations in the Loan Documents.

            IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed under seal, accepted and delivered at Boston, Massachusetts, by their proper and duly authorized officers as of the date set forth above.

                                    COMPANY:

                                    SUPERIOR PHARMACEUTICAL COMPANY


                                    By: /s/ C. Robert Cusick
                                       ---------------------------------
                                       C. Robert Cusick, President and CEO


                                    GUARANTOR:
                                    RXBAZAAR.COM, INC.


                                    By: /s/ C. Robert Cusick
                                       ---------------------------------
                                       C. Robert Cusick
                                       Executive Vice President


                                    CIT:
                                    THE CIT GROUP/BUSINESS CREDIT, INC.


                                    By:  illegible
                                        --------------------------------
                                    Title:  Vice President